                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant /X/
         Filed by a Party other than the Registrant / /

               Check the appropriate box:

         / /   Preliminary Proxy Statement
         /X/   Definitive Proxy Statement
         / /   Definitive Additional Materials
         / /   Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
               240.14a-12

                              DIGEX, INCORPORATED

--------------------------------------------------------------------------------
               (Name of Registrant as specified in its Charter)

                              DIGEX, INCORPORATED
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

              Payment of Filing Fee (Check the appropriate box):

         / /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-(6)(i)(1) or
               14a-6(j)(2).

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



               (1) Title of each class of securities to which transaction applies:

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               (2)  Aggregate number of securities to which transaction applies:

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                    computed pursuant to Exchange Act Rule 0-11: /

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                     and state how it was determined.

               /   / Check box if any part of the fee is offset as provided by
                     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:

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

                              DIGEX, INCORPORATED

                                One DIGEX Plaza

                          Beltsville, Maryland 20705

                                  ----------

                   Notice of Annual Meeting of Stockholders

                          To Be Held on May 21, 1997

                                  ----------

                  The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of DIGEX, Incorporated (the "Company") will be held at the Company's headquarters, One DIGEX Plaza, Beltsville, Maryland on May 21, 1997 at 10:00 a.m. (e.d.t.), for the following purposes:



               1. To elect three directors to hold office until the 2000 annual meeting of stockholders;

               2. To vote upon the ratification of the appointment of Ernst & Young LLP as independent auditors for 1997;

               3. To consider and act upon the 1996 Equity Participation Plan (the "Equity Plan"), as amended to increase the number of shares authorized for issuance in respect of awards under the Equity Plan by 400,000 shares;

                4. To consider and act upon the Amended and Restated 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"); and

                5. To transact such other business as may properly come before the meeting.

                  Only holders of record of the Company's Common Stock as of the close of business on April 18, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Whether or not you plan to attend the Annual Meeting, stockholders are requested to date, sign and return the enclosed proxy card in the return envelope furnished for your convenience. No postage is required if mailed within the United States.

                  A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the Annual Meeting at the Company's offices at One DIGEX Plaza, Beltsville, Maryland 20705, from May 12, 1996 through May 20, 1997, between 9:00 a.m. and 5:00 p.m. (e.d.t.), and on May 21, 1997, from 9:00 a.m.
         through the adjournment of the Annual Meeting.

                  A copy of the Company's 1996 Annual Report, which contains financial statements and other information of interest with respect to the Company and its stockholders, is enclosed.

                     By the Order of the Board of Directors

                                                   /s/ John C. Welling

                                                   John C. Welling
                                                   Secretary

         Beltsville, Maryland
         April 25, 1997

                  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.



                  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                        DIGEX, INCORPORATED

                                          One DIGEX Plaza
                                    Beltsville, Maryland 20705

                                            ----------

                                          PROXY STATEMENT

                                            ----------

                  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of DIGEX, Incorporated ("DIGEX" or the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Company's headquarters, One DIGEX Plaza, Beltsville, Maryland on May 21, 1997 at 10:00 a.m. (e.d.t.) and any adjournment thereof. This Proxy Statement and the enclosed proxy card are scheduled to be mailed to the stockholders commencing on or about April 25, 1997.

                  Holders of record of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 18, 1997 are entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the Common Stock issued and outstanding and entitled to vote shall constitute a quorum. A quorum, once established, will not be broken by the withdrawal from the Annual Meeting of enough votes to leave less than a quorum, and the votes present at the Annual Meeting after the establishment of a quorum will be sufficient to transact all business at the Annual Meeting. As of the close of business on April 18, 1997, 11,396,069 shares of Common Stock were issued and outstanding and entitled to notice of and to vote at the Annual Meeting.

                  Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming the presence of a quorum, directors will be elected by a favorable vote of a plurality of the votes cast in respect of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Assuming the presence of a quorum, the adoption of the Equity Plan, as amended, the adoption of the 1997 Purchase Plan, and the ratification of Ernst & Young LLP as independent auditors require the approval of a majority of the votes cast in respect of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Except with respect to the election of directors, abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

                  Under the Company's Amended and Restated Certificate of Incorporation, with respect to the proposals to be voted upon at the Annual Meeting, the holders of Common Stock vote as a single class, with each share of Common Stock entitled to one vote. Holders of Common Stock are not entitled to cumulative votes in the election of directors.

                  All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. Where specific choices are not indicated, the shares of Common Stock represented by all valid proxies received shall be voted (1) for the nominees for director named in this Proxy Statement, (2) for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors, (3) for approval of the Equity Plan, as amended, and (4) for approval of the 1997 Purchase Plan.

                  Management knows of no other matter to be presented at the meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken other than matters set forth in this Proxy Statement, it is intended that shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                  In the event that a quorum is not present at the time the Annual Meeting is convened, a majority of the Common Stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is determined to be present or represented.

                  Christopher R. McCleary and John C. Welling, each with full power of substitution and revocation, have been designated on the enclosed proxy card as proxies to vote the shares solicited hereby.

                  A stockholder who gives a proxy may revoke it at any time before it is exercised by (i) filing with American Stock Transfer & Trust Company in its capacity as transfer agent for the Company's Common Stock (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, Attn: Proxy Department.

                                            PROPOSAL 1



                                       ELECTION OF DIRECTORS

         Incumbent Members of the Board of Directors

                  Christopher R. McCleary, 44, joined DIGEX as President and Chief Executive Officer in February 1996. Mr. McCleary has served as a director since April 1996 and was elected Chairman of the Board of Directors in June 1996, succeeding Frank A. Adams, who remains a director. Mr. McCleary was one of the founding management team members at American Mobil Satellite Corporation ("AMSC"), where he served as a Vice President and General Manager, Satellite Telephone Service from 1990 until joining DIGEX in 1996. Prior to joining AMSC, Mr. McCleary was founder and President of the Satellite Network Antenna Division of Radiation Systems, Inc. Mr. McCleary received his Bachelor's degree from the University of Kentucky.

                  Douglas E. Humphrey, 37, is the Senior Vice President, Chief Technology Officer and co-founder of DIGEX. Mr. Humphrey has also served as a director of the Company since 1990 and served as the President from the Company's inception until Mr. McCleary joined DIGEX in February 1996. Mr. Humphrey was a senior TCP/IP networking and computer security specialist for Tandem Computers, Inc. from September 1987 to March 1993. From 1983 to 1987, Mr. Humphrey was President and CEO of Computer Time Share Corporation. Mr. Humphrey attended the University of Maryland at College Park.

                  Frank A. Adams, 51, has been a director of the Company since April 1995. Mr. Adams served as Chairman of the Board from April 1995 until June 1996, when Mr. McCleary was elected Chairman. Mr. Adams is currently President and CEO of Grotech Capital Group which he co-founded in 1984. Mr. Adams has held positions with several public companies, including PHH Corporation, RLC/Matlack and Westinghouse. Mr. Adams is also a director of several private companies. Mr. Adams' daughter is an employee of the Company. Mr. Adams received his Bachelor's and Juris Doctor degrees from the University of Baltimore and has completed advanced management programs at Stanford University and Harvard University.

                  Thomas H. Cato, 54, joined DIGEX in July 1996 as a director. Mr. Cato is a business consultant in information systems and health care. From 1985 until founding his consulting business in June 1995, Mr. Cato was president of HCA Information Services, a wholly-owned subsidiary of Hospital Corporation of America. Mr. Cato was a co-founder of ENDATA, a public information services company. Mr. Cato, a retired colonel from the United States Army Reserves, received his B.B.A. from Tulane University.

                  William F. Earthman, III, 45, has been a director of the Company since April 1995. Mr. Earthman is a general partner of Southern Venture Fund II, L.P. and a partner of Massey Burch Capital Corporation, which he joined as Vice President in 1989. Mr. Earthman is also a director of several private companies. Mr. Earthman received his Bachelor's degree from the University of Virginia.

                  Ray A. Rothrock, 42, has been a director of the Company since April 1995. Mr. Rothrock is a general partner of Venrock Associates and Venrock Associates II, L.P. and has been with the firm since 1988. Mr. Rothrock was with Sun Microsystems Inc. for four years prior to joining Venrock. Mr. Rothrock received his M.B.A. degree from Harvard Business School, an MS in Nuclear Engineering from Massachusetts Institute of Technology, and a Bachelor of Science in Nuclear Engineering from Texas A&M University. He serves as a director of Spyglass, Inc., Check Point Software Technologies, Ltd. and several private companies.

                  Robert M. Stewart, 42, has been a director of the Company since December 1995. Mr. Stewart has been a Managing Director of the Anchor Financial Group LLC, a private investment banking firm in Washington, D.C., since November 1995. Prior to joining Anchor Financial Group, Mr. Stewart was a Principal with Armata Partners L.P. from April 1993 and, prior to that, a Vice President of Legg Mason Wood Walker, Inc., which he joined in February 1989. Mr. Stewart holds an M.B.A. from the Babcock Graduate School of Management of Wake Forest University and a B.A. from Hampden-Sydney College.

                  John H. Wyant, 50, began serving as a director of the Company in June 1996. Mr. Wyant is the president of Blue Chip Venture Company, which he founded in 1990. Mr. Wyant is also a director of Zaring Homes Inc., and several private companies. Mr. Wyant received his B.A. degree from Denison University and his J.D. degree from Chase College of Law.

         Nominees for Election to the Board of Directors

                  The Board of Directors of the Company currently consists of eight directors. The directors are divided into three classes. Messrs. Adams, Humphrey and McCleary are designated Class I directors and will serve until the Annual Meeting. Messrs. Stewart and Wyant are designated Class II directors and will serve until the annual meeting of stockholders in 1998. Messrs. Cato, Earthman and Rothrock are designated Class III directors and will serve until the annual meeting of stockholders in 1999. The Board of Directors has nominated for re-election as directors at the Annual Meeting the three incumbent directors, Messrs. Adams, Humphrey, and McCleary, whose terms expire at the Annual Meeting. Mr. Michael T. Doughney, one of DIGEX's co-founders, resigned from the Board on February 13, 1997, but did not state any disagreement with the Company on a matter related to operations, policies or practices in his letter of resignation. Mr. Doughney was a Class II director whose term would have expired at the annual meeting of stockholders in 1998. Under the Company's bylaws, the vacancy on the Board of Directors caused by Mr. Doughney's resignation may be filled by the affirmative vote of a majority of the remaining directors. The remaining directors have no present intention with respect to such vacancy.

                  Each of the nominees, if elected, will hold office as a director until the annual meeting of stockholders to be held in 2000 and until his successor has been elected and qualified.

                  Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Adams, Humphrey and McCleary as directors of the Company. If elected, Messrs. Adams, Humphrey and McCleary have each consented to serve as a director for a term expiring at the Company's 2000 annual meeting of stockholders and until their respective successors are elected and qualified.

                  If any of the nominees should not be available for election, shares represented by proxies in the accompanying form will be voted for such other person as the management of the Company may select. The Board has no reason to believe that any nominee named above will be unavailable for election.

                  Further information with respect to each nominee is set forth under the preceding section entitled "Incumbent Members of the Board of Directors."

                  The Board of Directors recommends a vote "FOR" the election of all of the nominees named herein.

         Board of Directors and Committees

                  From January 1, 1996 until April 23, 1996, the Board of Directors consisted of six directors, four of whom were not officers or employees of the Company. From April 23, 1996 until June 4, 1996, the Board of Directors consisted of seven directors, four of whom were not officers or employees of the Company. From June 4, 1996 until July 12, 1996, the Board of Directors consisted of eight directors, five of whom were not officers or employees of the Company. From July 12, 1996 until December 31, 1996, the Board of Directors consisted of nine directors, six of whom were not officers or employees of the Company. The Board of Directors met thirteen times in 1996. Each of the current directors who was then in office attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which such director served in 1996.

                  The Board of Directors currently has a Compensation Committee, an Audit Committee and an Executive Committee. The Board has not established a standing nominating committee.

                  The Compensation Committee currently consists of three directors who are not officers or employees of the Company, Messrs. Earthman (Chairman), Adams and Stewart. The Compensation Committee is charged with administering the Company's stock option plans and making decisions concerning salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee met three times in 1996.

                  The Audit Committee consists of three directors who are not officers or employees of the Company, Messrs. Rothrock (Chairman), Wyant and Cato, and makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews and evaluates the Company's audit and control functions. The Audit Committee met two times in 1996.

                  The Executive Committee consists of three directors, Messrs. Adams (Chairman), Earthman and McCleary and reviews, evaluates and makes decisions and recommendations with respect to specific matters delegated to the Executive Committee by the Board of Directors. The Executive Committee met once in 1996.

         Compensation of Directors

                  Directors who are also officers of the Company receive no additional compensation for their services as directors. Prior to the Company's initial public offering of Common Stock in October 1996, directors who were not officers received a fee of $10,000 per annum; directors do not currently earn any fees for serving in such positions. Non-employee directors receive reasonable expenses incurred by them in attending Board meetings. Additionally, all non-employee directors are eligible for stock options under the Company's Equity Plan. Incumbent non-employee directors received options in 1996 to purchase 8,000 shares of Common Stock. In addition, each non-employee director will be granted options to purchase 8,000 shares of Common Stock at each annual meeting at which such director is re-elected as a director.

         Executive Officers and Other Key Employees

                  Information with respect to Messrs. McCleary and Humphrey is set forth above in "Incumbent Members of the Board of Directors." Set forth below is a list of the Company's executive officers and certain other key employees (including age as of April 18, 1997).


         Name                       Age      Position
         ----                       ---      --------

         Christopher R. McCleary    44       Chairman of the Board, President, Chief Executive Officer
         Clyde A. Heintzelman       58       Senior Vice President, President -- Business Internet
                                             Connectivity Group
         Earl P. Galleher           37       Vice President, President -- Web Site Management Group
         Nicholas J. Magliato       31       Vice President, General Manager -- Private Network Group
         Brian M. Deobald           35       Vice President -- Business Development
         John C. Welling            32       Vice President, Chief Financial Officer, Secretary, Treasurer,
                                             Controller
         Douglas E. Humphrey        37       Senior Vice President, Chief Technology Officer, Director
         Sheryl R. Richeson         41       Vice President, Customer Service -- Business Internet
                                             Connectivity Group
         Edward J. Kern             28       Vice President, Network Engineering -- Business Internet
                                             Connectivity Group
         William F. Webb, Jr.       31       Vice President, Operations -- Web Site Management Group
         Ian D. Brown               27       Vice President, Sales -- Business Internet Connectivity Group
         James R. Stalder           29       Vice President, Product Management -- Web Site Management
                                             Group
         Eugene Noble               42       Vice President, Operations -- Business Internet Connectivity
                                             Group
         Anna Sabasteanski          38       Vice President, President -- Electronic Press Services Group
         Bryan T. Gernert           30       Vice President, Sales & Distribution -- Web Site Management
                                             Group
         Lloyd W. Taylor            38       Vice President, Technical Operations -- Web Site Management
                                             Group
         Peter E. Daley             54       Vice President, Human Resources and Administration

                           EXECUTIVE COMPENSATION AND OTHER INFORMATION

                  Summary Compensation. The following table sets forth all compensation paid by the Company for the three fiscal years ended December 31, 1996 to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers serving in such capacity at the end of the last completed fiscal year whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996 and one former executive officer who ceased serving as an executive officer during 1996 (the "Named Executive Officers").

                                    Summary Compensation Table

                                                  Annual Compensation                Awards
                                   --------------------------------------------------------
                                                                     Other      Securities
                                                                     Annual     Underlying
               Name and                                           Compensation   Options
           Principal Positions        Year     Salary     Bonus       (1)(2)        (#)

         ----------------------------------------------------------------------------------
         Christopher R. McCleary      1996    $133,199   $85,000     $6,142        480,000
            Chairman of the Board,
            President and Chief
            Executive Officer

         Clyde A. Heintzelman         1996     126,038    40,000     12,000        160,000
            Senior Vice President     1995      50,192                2,000        200,000

         William A. Pendley(3)        1996     129,114                6,600         96,000(4)
                                      1995      75,288    20,000      6,600        120,000(4)

         Douglas E. Humphrey          1996     123,271                9,193
            Senior Vice President     1995      99,227    20,000      6,600
                                      1994      41,450

         Earl P. Galleher             1996      81,423    40,000      5,500        120,000
            Vice President

         Nicholas J. Magliato         1996      80,469    36,000      5,500        120,000
            Vice President

         --------------------------------
         (1) The annual amount of perquisites and other personal benefits, securities or property for each of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named officer.

         (2)      These amounts represent car allowances.

         (3) Mr. Pendley joined the Company in December 1994 as Chief Financial Officer. In June 1996, he became Vice President and Assistant General Manager -- Business Internet Connectivity Group of the Company and served in these positions until his resignation on March 31, 1997.

         (4) Options for 121,200 of such shares were unvested at, and terminated upon, Mr. Pendley's leaving the employ of the Company on March 31, 1997.

                  Option Grants in Last Fiscal Year. The following table sets forth information regarding options to purchase Common Stock granted by the Company to the Named Executive Officers in 1996.

                                            % of Total                                  Potential Realizable Value at Assumed
                                              Stock                Market                    Annual Rates of Stock Price
                                             Options              Price on                         Appreciation for
                                Stock       Granted to            the Date                            Option Term
                                Options     Employees  Exercise   of Grant                             (3)
                                 Granted    in Fiscal    Price    ($/Share)  Expiration

         ---------------------------------------------------------------------------------------------------------------------
                   Name           (#)(1)       Year    ($/Share)     (2)        Date        0%             5%           10%
         ---------------------------------------------------------------------------------------------------------------------
         Christopher R. McCleary  241,874    12.57%    $ 0.25     $ 0.91      2/5/06      $159,637     $298,060    $  510,428
                                  238,126    12.37       3.73       3.73      5/31/06            0      558,587     1,415,575

         Clyde A. Heintzelman      10,800     0.56       0.25       0.91      1/23/06        7,128       13,309        22,791
                                  149,200     7.75       3.73       3.73      5/31/06            0      349,987       886,941

         William A. Pendley         6,400     0.33       0.25       0.91      6/29/97        4,224        7,887        13,506
                                   89,600     4.66       3.73       3.73      6/29/97            0       16,710        33,420

         Earl P. Galleher          40,000     2.08       0.25       0.91      3/11/06       26,400       49,292        84,412
                                   16,000     0.83       3.73       3.73      5/31/06            0       37,532        95,114
                                   64,000     3.33      10.00      10.00      7/19/06            0      402,490     1,019,993

         Nicholas J. Magliato      40,000     2.08       0.25       1.38      3/25/06       45,200       79,915       133,175
                                   16,000     0.83       3.73       3.73      5/31/06            0       37,532        95,114
                                   64,000     3.33      10.00      10.00      7/19/06            0      402,490     1,019,993

         ------------------------
         (1) Represents options to purchase shares of Common Stock granted under the 1995 Stock Option Plan and the Equity Plan (the "Stock Option Plans").

         (2) Represents the estimated fair market value of shares of Common Stock on (i) January 23, February 5, March 11 or March 25, 1996, in the case of options granted when the exercise price was $0.25, (ii) May 31, 1996, in the case of options granted when the exercise price was $3.73, and (ii) July 19, 1996, in the case of options granted when the exercise price was $10.00.

         (3) Based upon the estimated fair market value of shares of Common Stock on the date of grant. See the column entitled "Market Price on the Date of Grant" in the above table. The 5% and 10% assumed rates of appreciation are suggested by the rules of the S.E.C. and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

                  Aggregated Option Exercises and Year-End Value. None of the Named Executive Officers exercised any options during the year ended December 31, 1996. The following table sets forth information regarding options held at December 31, 1996 by the Named Executive Officers.

                                      Year-End Option Values

                                     Number of                                           Number of
                                     Securities      Securities         Value of          Value of
                                     Underlying      Underlying       Unexercised       Unexercised
                                    Unexercised      Unexercised      In-The-Money      In-the-Money
                                     Options at      Options at        Options at        Options at
                                    December 31,    December 31,      December 31,      December 31,
                                      1996(#)          1996(#)          1996($)           1996($)
         Name                       Exercisable     Unexercisable    Exercisable(1)   Unexercisable(1)
         ---------------------------------------------------------------------------------------------
         Christopher R. McCleary       80,625         399,375         $  816,328        $3,214,993
         Clyde A. Heintzelman         125,400         234,600          1,269,675         1,856,109
         William A. Pendley            84,266         131,734(2)         853,193         1,021,998
         Earl P. Galleher                   0         120,000                  0           535,320
         Nicholas J. Magliato               0         120,000                  0           535,320

         --------------------------
         (1) Based on the difference between the deemed fair market value on December 31, 1996 ($10.38 per share) and the exercise price.

         (2) Options for 121,200 of such shares were unvested at, and terminated upon, Mr. Pendley's leaving the employ of the Company in March, 1997.

         Employment Agreements

                  In February 1996, the Company entered into an employment agreement with Mr. McCleary. Pursuant to the terms of the agreement, Mr. McCleary's base salary is $175,000 per year, plus a bonus to be awarded annually as part of the Company's bonus program for its management. Mr. McCleary's bonus was $85,000 in 1996. Mr. McCleary's salary was increased to $195,000 per year, effective January 1, 1997. Under the agreement, Mr. McCleary is also entitled to participate in any Company incentive compensation plans, savings plans, retirement plans, and other employee benefit plans as well as to receive an auto ($6,600 per year) and expense allowance. Mr. McCleary was also granted options to purchase 241,874 shares of Common Stock of the Company at an exercise price of $0.25 per share at the time of entering into the agreement. The grant was made pursuant to the 1995 Stock Option Plan and vests as follows: one-third of the options vested on the date of the initial public offering of the Company's Common Stock and the remaining two-thirds of the options vest ratably on a quarterly basis, beginning March 31, 1997, for eight quarters. In May 1996, options to purchase an additional 238,126 shares of Common Stock of the Company at an exercise price of $3.73 per share were granted to Mr. McCleary pursuant to the Stock Option Plans. These options vest as follows: one-third of the options vest on the first anniversary of the date of grant and the remaining two-thirds of the options vest ratably on a quarterly basis during the two years following the first anniversary of the date of grant. The initial term of the agreement expires on December 31, 1999, but the agreement is subject to automatic renewal terms of one year each.

                  In May 1995, the Company entered into an employment agreement with Mr. Heintzelman. Pursuant to the terms of the agreement, Mr. Heintzelman's base salary was set at $125,000 per year, plus a bonus, which was $40,000 in 1996. Mr. Heintzelman's salary was increased to $140,000 per year, effective January 1, 1997. In addition, Mr. Heintzelman also receives a $12,000 per year auto allowance pursuant to the agreement. Mr. Heintzelman was granted options to purchase 200,000 shares of Common Stock of the Company at an exercise price of $0.25 per share at the time of entering into the agreement and additional options to purchase 10,800 shares of

         Common Stock of the Company at an exercise price of $0.25 per share in January 1996. Such grants were made pursuant to the 1995 Stock Option Plan and vest as follows: 40,000 options vested 90 days after the date of the agreement, one-third of the remaining aggregate options vested on the first anniversary of the date of hire and the remainder will vest ratably on a quarterly basis during the two years following the first anniversary. In May 1996, options to purchase 149,200 shares of Common Stock of the Company at an exercise price of $3.73 per share were granted to Mr. Heintzelman pursuant to the Stock Option Plans. These options vest as follows: one-third of the options will vest on the first anniversary of the date of grant and the remaining two-thirds of the options will vest ratably on a quarterly basis during the two years following the first anniversary of the date of grant.

                  On March 24, 1995, the Company entered into an employment agreement with Mr. Humphrey. Pursuant to the terms of the agreement, Mr. Humphrey's base salary was set at $100,000 per year. The initial term of the agreement expired on March 24, 1996, but the agreement automatically extends for additional one-year periods unless either of the parties decides, one hundred twenty (120) days prior to any anniversary of the date of the agreement, not to renew the agreement. Mr. Humphrey's salary was increased to $125,000 per year, effective February 2, 1996.

                  In March 1996, the Company entered into employment agreements with Messrs. Galleher and Magliato. Pursuant to the terms of this agreement, these officers' base salaries were set at $120,000 per year, plus a bonus to be awarded annually as part of the Company's bonus program for management. Mr. Galleher's bonus was $40,000, and Mr. Magliato's bonus was $36,000, in 1996. Mr. Galleher's salary was increased to $130,000, effective January 1, 1997. Messrs. Galleher and Magliato are also entitled to participate in any Company incentive compensation plans, retirement plans, and other employee benefit plans as well as to receive a $6,600 per year auto allowance. Messrs. Galleher and Magliato were each granted options to purchase 40,000 shares of Common Stock of the Company at an exercise price of $0.25 per share at the time of entering into their employment agreements. Grants were made pursuant to the 1995 Stock Option Plan and vest as follows: one-third of the options vested on the first anniversary of the date of hire and the remaining two-thirds of the options vest on a quarterly basis during the two years following the first anniversary. In addition, Messrs. Galleher and Magliato were each granted options to purchase 16,000 shares of Common Stock of the Company at an exercise price of $3.73 per share, effective as of May 31, 1996, and options to purchase 64,000 shares of Common Stock of the Company at an exercise price of $10.00 per share, effective as of July 19, 1996. Grants were made pursuant to the Stock Option Plans and vest as follows: (i) for the May 1996 options, one-third of the options vest on the first anniversary of the date of grant and the remaining two-thirds of the options vest on a quarterly basis during the two years following the first anniversary and (ii) for the July 1996 options, one-third of the options vest on the first anniversary of the date of grant and the remaining two-thirds of the options vest on a quarterly basis during the two years following the first anniversary of the date of grant (or, in the case of the second one-third of the options, on June 30, 1997 if certain performance goals are met and, in the case of the final one-third of the options, on December 31, 1997 if certain performance goals are met). The initial term of the employment agreements expired in March 1997, but the agreements are subject to automatic one-year renewal terms.

         Compliance with Section 16(a) of the Securities Exchange Act of 1934

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "S.E.C.") initial reports of ownership and reports of changes in ownership of any equity securities of the Company. To the Company's knowledge, for the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of more than 10% of the Common Stock were satisfied, except that each of the
         Section 16(a) filings due on the date of effectiveness of the Company's registration statement filed with the S.E.C. with respect to the Company's initial public offering of its Common Stock were filed approximately two days late due to uncertainty about the share holdings of certain individuals. This uncertainty resulted from the fact that certain shares which would have been issued upon the exercise of warrants were subject to cashless exercise rights by the holders of such warrants, the price of such cashless exercise being determined by the initial public offering price. This price was not determined in time to permit a timely filing of the reports otherwise due on the date of effectiveness.

                  THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                  The Compensation Committee is responsible for reviewing the compensation paid to the Company's executive officers and making recommendations to the Board with respect to such compensation. The Board approves all compensation paid to executive officers.

         Overall Compensation Objectives

                  The Company's overall strategy is to be a single-source provider of reliable high-performance INDUSTRIAL STRENGTH Internet solutions that serve the needs of business customers. In furtherance of this strategy, the Company's compensation strategies are designed to attract and to retain the best possible executive talent. Compensation packages to executive officers include a base salary and cash and stock incentives that recognize individual performance and the Company's results of operations.

         Principal Components of Executive Compensation

                  The principal elements of compensation to the Company's executive officers include a base salary, annual cash bonuses and, at appropriate intervals, grants of stock options. The Company also provides to its executive officers medical, pension and other fringe benefits generally available to the Company employees.

                  Base Salary. The decisions of the Board of Directors and the Compensation Committee with respect to the base salary paid to the Company's executive officers in 1996 were based primarily on contractual commitments approved by the Board of Directors and executed prior to the Company's initial public offering of Common Stock in October 1996. The Company entered into certain employment agreements with key members of its management team during such time and as described above in "Employment Agreements." The base salary for each executive officer was determined by direct negotiations with such executive officer at the time of hiring. Base salary for such executive officers under their respective agreements was determined by evaluating the responsibilities of the position held by, and the personal experience level of, the specific individual. In determining levels of base salary, the Compensation Committee also decided to set an appropriate level of base compensation to motivate and retain the Company's executive officers in light of the Company's relative position to its competition in the Internet carrier and Web site management industries and the performance standards established for such individuals.

                  Annual Bonus. Under the employment agreements in effect during 1996, the Company's executive officers were each eligible for a cash bonus payment. Individual bonuses to executive officers are determined by the subjective evaluation of the individual's contribution to the Company's performance for the year. The Compensation Committee recommended, and the Board approved, an $85,000 bonus to Mr. McCleary for 1996 and bonuses totaling $170,256 to the other executive officers for 1996.

                  Incentive Compensation. The Compensation Committee is authorized to grant stock options to any executive officer or other key employee under the Company's 1996 Equity Participation Plan for the purpose of retaining the highest quality employees and providing such employees with a significant interest in the long-term success of the Company. Prior to the Company's initial public offering in October 1996, the Compensation Committee also awarded stock options under the 1995 Stock Option Plan. Stock option grants to executive officers are made by the Compensation Committee after consultation with senior management. Stock options are typically granted for a term not exceeding 10 years, with an exercise price equal to the market price of Common Stock on the date of the grant, although prior to the Company's initial public offering of Common Stock, grants were made with an exercise price below the estimated fair market value of Common Stock on the date of grant. Stock options are typically granted subject to vesting over a period time.

                  In 1996, grants of stock options were made to each of the Company's executive officers pursuant to the terms of their employment agreements and at the discretion of the Compensation Committee. In determining the level of stock option award for the Company's executive officers, the Committee had available the compensation history of the executive officers, the level of stock awards held by individuals performing similar functions for the Company's competitors and the long-term goals of the Company. The Compensation Committee's objective in setting the terms of stock option awards is to incentivize the continued employment of those executive officers deemed key to the Company and its long-term objectives.

                  Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, payments are approved by a majority vote of the stockholders prior to payment of such compensation and after the material terms of the compensation are disclosed to the stockholders, and the compensation committee certifies that the performance goals were in fact satisfied. In particular, stock options and stock appreciation rights ("SARs") will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The Company has attempted to structure the Equity Plan in such a manner that, subject to obtaining stockholder approval for the Equity Plan, the remuneration attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. During 1996, the Compensation Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m). The Section 162(m) limits did not affect the Company's tax deductions with respect to compensation paid in 1996.

         While the Compensation Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Compensation Committee will make its compensation decision based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions. Accordingly, the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

                                      Compensation Committee

                                      ----------------------
                                William F. Earthman, III, Chairman
                                          Frank A. Adams

                                         Robert M. Stewart

                                         PERFORMANCE GRAPH

                  The following graph shows a comparison since the Company's initial public offering on October 17, 1996, of the cumulative total stockholder return on (i) Common Stock; (ii) an index including all securities listed on the NASDAQ Stock Market ("NASDAQ") and (iii) the CRSP Total Return Index for Nasdaq Computer and Data Processing Services Stocks ("Peer Group"), measuring the changes in common stock prices from October 17, 1996 through December 31, 1996. The graph assumes an investment of $100 on October 17, 1996, and as required by the S.E.C., all values shown assume the reinvestment of all dividends, if any, and, in the case of the peer group, are weighed to reflect the market capitalization of the component companies.(1)

                                        Performance Graph


                               10/17/96         12/31/96

         NASDAQ                 $100             $103.7
         Peer Group             $100             $102.7
         DIGEX                  $100             $87.8

         ----------
         (1) The material in this chart is not "soliciting material," is not deemed "filed" with the S.E.C. and is not to be incorporated by reference into any filing of the Company under the 1993 Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           EQUITY SECURITIES AND CERTAIN HOLDERS THEREOF

                  The following table sets forth, as of April 15, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person (or group of affiliated persons) of the Company known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director of the Company; (iii) the Named Executive Officers and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                        Shares of Stock      Percentage of Total
         Name                                         Beneficially Owned            Shares
         ----------------------------------------------------------------------------------------
         Grotech Investors(1).....................         1,702,057                 14.9%
         Venrock Investors(2).....................         1,176,275                 10.3
         Douglas E. Humphrey......................           970,744                  8.5
         Southern Venture Fund II, L.P.(3)........           840,198                  7.4
         Michael T. Doughney......................           647,163                  5.7
         Robert M. Stewart(4).....................            44,638                    *
         Frank A. Adams(1)........................         1,704,723                 15.0
         Ray A. Rothrock(2).......................         1,178,941                 10.3
         William F. Earthman III(3)...............           842,864                  7.4
         John H. Wyant(5).........................           431,951                  3.8
         Christopher R. McCleary(6)...............           180,156                  1.6
         Thomas H. Cato(7)........................             3,667                    *
         Clyde Heintzelman(8).....................           203,600                  1.8
         William A. Pendley(9) ...................            94,800                    *
         Earl P. Galleher(10) ....................            21,999                    *
         Nicholas J. Magliato (11) ...............            18,666                    *
         All directors and executive officers
         as a group (13 persons)(12)..............         5,627,048                 46.7

         ------------------------
         *        Less than one percent (1%).

         (1) The Grotech Investors consist of Grotech IV, Grotech Partners, Grotech Companion, and Grotech Pennsylvania. The address of the Grotech Investors is 9690 Deereco Road, Timonium, MD 21093. The shares represent 1,438,361, 229,050, 24,952, and
                  14,228 shares owned by Grotech IV, Grotech Partners, Grotech Companion, and Grotech Pennsylvania, respectively. Mr. Adams, a director of the Company, is also the general partner of Grotech Partners, Grotech Capital group IV, Inc. (the general partner of Grotech IV), and Grotech Capital Group, Inc. (the general partner of Grotech Companion and Grotech Pennsylvania). Mr. Adams disclaims beneficial ownership of the shares held by the Grotech Investors, except to the extent of his economic interest in the shares held by the Grotech Investors. The shares held by Mr. Adams include options to purchase 2,666 shares of Common Stock, which options are exercisable within 60 days of April 15, 1997.

         (2) The Venrock Investors consist of Venrock and Venrock II. The address of the Venrock Investors is 30 Rockefeller Plaza, Suite 5508, New York, New York 10112. The shares represent 94,229 shares held by Venrock and 382,051 shares held by Venrock II. Mr. Rothrock, a director of the Company, is also a general partner of Venrock and Venrock II. Mr. Rothrock disclaims beneficial ownership of the shares held by the Venrock Investors, except to the extent of his economic interest in the shares held by the Venrock Investors. The shares held by Mr. Rothrock include options to purchase 2,666 shares of Common Stock, which options are exercisable within 60 days of April 15, 1997.

         (3) The address of Southern Venture Fund II, L.P. is 310 25th Avenue, North, Suite 103, Nashville, TN 37203. Mr. Earthman, a director of the Company, is also the general partner of Southern. Mr. Earthman disclaims beneficial ownership of the shares held by Southern, except to the extent of his economic interest in the shares held by Southern. The shares held by Mr. Earthman include options to purchase 2,666 shares of Common Stock, which options are exercisable within 60 days of April 15, 1997.

         (4)      The shares shown as owned beneficially by Mr. Stewart include
                  (i) 600 shares owned by his son and daughter and (ii) options to purchase 2,666 shares of Common Stock (which options are exercisable within 60 days of April 15, 1997).

         (5) Mr. Wyant is the president of Blue Chip Venture Company, the general partner of Blue Chip. Mr. Wyant disclaims beneficial ownership of the 429,285 shares held by Blue Chip, except to the extent of his economic interest in the shares held by Blue Chip. The shares held by Mr. Wyant include options to purchase 2,666 shares of Common Stock, which options are exercisable within 60 days of April 15, 1997.

         (6) Mr. McCleary, the Chairman, President and Chief Executive Officer of the Company, (i) owns 100,781 shares of Common Stock pursuant to the exercise of options on April 11, 1997 and (ii) holds options to purchase an additional 379,219 shares of Common Stock, 79,375 of which are exercisable within 60 days of April 15, 1997.

         (7) The shares held by Mr. Cato include options to purchase 2,667 shares of Common Stock, which options are exercisable within 60 days of April 15, 1997.

         (8) Mr. Heintzelman, the Senior Vice President and President -- Business Internet Connectivity Group of the Company, holds options to purchase 360,000 shares of Common Stock, 203,600 of which are exercisable within 60 days of April 15, 1997.

         (9) Mr. Pendley holds options to purchase 94,800 shares of Common Stock, all of which are exercisable within 60 days of April 15, 1997.

         (10) Mr. Galleher, the Vice President and President -- Web Site Management Group of the Company, holds options to purchase 120,000 shares of Common Stock, 21,999 of which are exercisable within 60 days of April 15, 1997.

         (11) Mr. Magliato, the Vice President and General Manager -- Private Network Group of the Company, holds options to purchase 120,000 shares of Common Stock, 18,666 of which are exercisable within 60 days of April 15, 1997.

         (12) Includes 663,480 options held by twelve directors and executive officers that are presently exercisable or that will become exercisable within 60 days of April 15, 1997. Includes
                  (i) 1,100 shares held by Mr. Welling and (ii) options to purchase 18,666 shares of Common Stock held by Mr. Deobald and options to purchase 5,333 shares of Common Stock held by Mr. Welling, which options are exercisable within 60 days of April 15, 1997. See Notes 1-8 and 10-11.

                                        OTHER RELATIONSHIPS

                  On February 23, 1996, the Company issued additional 10% promissory notes due June 1, 1996 in the principal amount of $1,000,000 (the "February 1996 Notes") and additional warrants to purchase 166,378 shares of Common Stock to Grotech Capital Partners IV, L.P. ("Grotech IV"), Venrock Associates ("Venrock"), Venrock Associates II, L.P. ("Venrock II"), and Southern Venture Fund II, L.P. ("Southern") (together, the "Investors") as follows: Grotech IV purchased promissory notes in the principal amount of $400,000 and warrants to purchase 66,551 shares of Common Stock for a cash purchase price of $400,000; Venrock purchased promissory notes in the principal amount of $217,000 and warrants to purchase 36,104 shares of Common Stock for a cash purchase price of $217,000; Venrock 11 purchased promissory notes in the principal amount of $133,000 and warrants to purchase 22,128 shares of Common Stock for a cash purchase price at $133,000; and Southern purchased promissory notes in the principal amount of $250,000 and warrants to purchase 41,595 shares of Common Stock for a cash purchase price of $250,000.

                  On May 21, 1996, the Company issued additional promissory notes in the principal amount of $1,000,000 (the "Convertible Notes") convertible into shares of Series B Preferred Stock of the Company to the Investors as follows: Grotech IV purchased promissory notes in the principal amount of $400,000 for a cash purchase price of $400,000; Venrock purchased promissory notes in the principal amount of $217,000 for a cash purchase price of $217,000; Venrock II purchased promissory notes in the principal amount of $133,000 for a cash purchase price of $133,000; and Southern purchased promissory notes in the principal amount of $250,000 for a cash purchase price of $250,000.

                  On May 30, 1996, the Company's founders (Messrs. Humphrey and Doughney), the Investors, Grotech Partners III, L.P. ("Grotech Partners"), Grotech III Companion Fund, L.P. ("Grotech Companion"), Grotech III Pennsylvania Fund, L.P. ("Grotech Pennsylvania"), Blue Chip Capital Fund Limited Partnership ("Blue Chip") and Crisler Capital Company, Limited Partnership (together with the Investors, Grotech Partners, Grotech Companion, Grotech Pennsylvania and Blue Chip, the "Purchasers") entered into the Purchase and Exchange Agreement, whereby the Investors exchanged $2.0 million principal amount of November 1995 Notes and $1.0 million principal amount February 1996 Notes (together with the right to receive $126,389 in accrued interest thereon from the date of issuance) for 31,263.89 shares of Series B Convertible Preferred Stock of the Company, par value $1.00 per share (the "Series B Preferred Stock"), and converted $1.0 million principal amount of Convertible Notes, in accordance with their terms, into 10,000 shares of Series B Preferred Stock. In addition, the Purchasers paid

         $4,000,000 in cash in exchange for a further 40,000 shares of Series B Preferred Stock. The above-referenced exchange, conversion, and purchase resulted in the following acquisitions of Series B Preferred
         Stock: Grotech IV acquired 22,505.56 shares of Series B Preferred Stock; Grotech Partners acquired 8,537 shares of Series B Preferred Stock; Grotech Companion acquired 930 shares of Series B Preferred Stock; Grotech Pennsylvania acquired 533 shares of Series B Preferred Stock; Venrock acquired 10,914.77 shares of Series B Preferred Stock; Venrock II acquired 5,860.92 shares of Series B Preferred Stock. Southern acquired 11,982.64 shares of Series B Preferred Stock; Blue Chip acquired 16,000 shares of Series B Preferred Stock; and Crisler acquired 4,000 shares of Series B Preferred Stock.

                  In October 1996, the Company obtained $1.5 million in interim financing pursuant to a bridge loan from Blue Chip, which the Company repaid using a portion of the net proceeds of the initial public offering. Mr. Wyant, a director of the Company, is the president of the general partner of Blue Chip.

                  The holders of all outstanding shares of the Company's preferred stock converted their outstanding shares of preferred stock into shares of Common Stock in connection with the Company's initial public offering of Common Stock. In addition, all holders of warrants to purchase Common Stock (other than WinStar Communications, Inc.) exercised such warrants to purchase shares of Common Stock in connection with the Company's initial public offering of Common Stock.

                  In 1996, the Company received approximately $42,000 in Web site management fees from Interzine Productions, Inc. Mr. Earthman, a director of the Company, is the general partner of Southern Venture Fund II, L.P., which owns over ten percent of Interzine Productions, Inc. Mr. Earthman is also a director of Interzine Productions, Inc.

                                            PROPOSAL 2

                                APPOINTMENT OF INDEPENDENT AUDITORS

                  Ernst & Young LLP has been recommended by the Board of Directors for reappointment as the independent public accountants for the Company. Ernst & Young LLP were the auditors for the Company for the year ended December 31, 1996, and the firm is a member of the S.E.C. Practice Section of the American Institute of Certified Public Accountants. Subject to stockholder ratification, the Board of Directors has appointed this firm as the Company's independent auditors for 1997.

                  Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

                  The action of the Board of Directors appointing Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997 is subject to approval by a majority of the votes cast in respect of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal.

                  The Board of Directors recommends a vote "FOR" this proposal.

                                            PROPOSAL 3

                    APPROVAL OF THE 1996 EQUITY PARTICIPATION PLAN, AS AMENDED

                  For a number of years the Company has utilized stock options in its overall compensation program. The Board of Directors adopted an Incentive Stock Option Plan (the "1995 Stock Option Plan") in 1995. To increase the aggregate number of shares available for stock-based incentives for employees and non-employee directors, the Board of Directors approved the DIGEX, Incorporated 1996 Equity Participation Plan (the "Equity Plan") in May

         1996. The Board is submitting the Equity Plan, amended to increase the number of shares of the Company's Common Stock authorized for issuance in respect of Awards under the Equity Plan by 400,000 shares, to the stockholders for their approval at the Annual Meeting. The following description of the Equity Plan, as amended, is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Appendix I to this Proxy Statement.

         Description of the Equity Plan

                  The following information includes summaries of certain provisions of the Equity Plan. This information does not purport to be complete and is qualified in its entirety by reference to the provisions of the Equity Plan. Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Equity Plan.

         General Nature and Purpose

                  The Equity Plan originally was adopted by the Board effective as of May 31, 1996 and was approved by the stockholders of the Company effective October 15, 1996.

                  The Equity Plan was adopted by the Board to provide incentives for officers, employees and consultants of the Company through granting of options, restricted stock and other awards (collectively, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. In addition to Awards made to officers, employees or consultants, the Equity Plan provides for the granting of nonqualified stock options to the Company's Independent Directors, as described in further detail below.

                  Under the Equity Plan, not more than 1,801,426 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other Awards, or upon vesting of restricted or deferred stock Awards; provided however, that Awards with respect to additional shares may be granted to the extent that options expire or otherwise terminate unexercised under the 1995 Stock Option Plan. In the aggregate, no more than 2,900,480 shares of Common Stock may be outstanding under the 1995 Stock Option Plan and the Equity Plan. Furthermore, the maximum number of shares which may be subject to options or SARs granted under the Equity Plan on and after October 15, 1996 to any individual in any calendar year is subject to a general limit of 60,000 shares (the "Award Limit"), subject to modification by the stockholders and the Board or the Committee. Prior to consummation of the Company's initial public offering, Board and stockholder approval of certain grants in excess of this Award Limit were obtained. No awards in excess of the Award Limit have been made since the consummation of the Company's initial public offering, and it is not presently anticipated that any such grants in excess of the Award Limit will be made in the future. The shares available under the Equity Plan upon exercise of stock options, SARs and other Awards, and for issuance as restricted or deferred stock Awards, may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock, although all outstanding options are for the purchase of Common Stock.

                  If any portion of a stock option, SAR or other Award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or other Award (which may be at a higher or lower exercise price than the option, SAR or other Award so canceled), the shares which were subject to the unexercised portion of such option, SAR or other Award will continue to be available for issuance under the Equity Plan.

         Administration of the Equity Plan

                  The Compensation Committee of the Board or a subcommittee thereof (the "Committee") will administer the Equity Plan with respect to Awards made to employees and consultants and the full Board will administer the Equity Plan with respect to options granted to non-employee directors ("Independent Directors"). The Committee consists of at least two members of the Board, each of whom is an Independent Director, a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and an "outside director" for purposes of Section 162(m) of the Code. Members of the Committee, as Independent Directors, may only be granted options under the Equity Plan and only by action of the full Board.

                  Subject to the terms and conditions of the Equity Plan, the Committee has the authority to select the persons to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Equity Plan. Similarly, the Board has discretion to determine the terms and conditions of options granted to Independent Directors and to interpret and administer the Equity Plan with respect to such options, consistent with the formula terms described in more detail below. The Committee (and the Board) are also authorized to adopt, amend and rescind rules relating to the administration of the Equity Plan.

         Amendment and Termination of the Equity Plan

                  Amendments to the Equity Plan to increase the number of shares as to which Awards may be made or to increase the Award Limit (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other corporate transactions) require the approval of the Company's stockholders. In all other respects the Equity Plan can be amended, modified, suspended or terminated by the Committee or the Board, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Equity Plan will not, without the consent of the participant, affect such person's rights under an Award previously awarded, unless the agreement governing such Award itself otherwise expressly so provides. The termination of the Equity Plan will not affect the validity of any Award outstanding under the Equity Plan on the date of termination.

         Eligibility and Participation by Employees and Consultants

                  Options, SARs, restricted stock and other Awards under the Equity Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Committee for participation in the Equity Plan. More than one option, SAR, restricted stock Award or other Award may be granted to an employee or consultant.

         Vesting and Expiration of Awards to Employees and Consultants

                  The dates on which options or other Awards under the Equity Plan first become exercisable and on which they expire will be set forth in individual Award agreements setting forth the terms of the Awards. Such agreements generally will provide that options and other Awards expire upon termination of the participant's status as an employee or consultant, although the Committee may provide that options or other Awards granted to employees or consultants continue to be exercisable following a termination without cause, or following a Change in Control of the Company (as defined in the Equity Plan), or because of the participant's retirement, death, disability or otherwise. Similarly, restricted stock granted under the Equity Plan which has not vested generally will be subject to repurchase by the Company in the event of the participant's termination of employment or consultancy, although the Committee may make exceptions, based on the reason for termination or on other factors. The Committee (or Board with respect to Independent Directors) has discretion under the Equity Plan to provide that options and other rights to acquire Common Stock will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events; but in such event the Committee may also give participants the right to exercise their outstanding options or other Awards in full during some period prior to such event, even though the options or other Awards have not yet become fully exercisable. See "-- Extraordinary Corporate Events."

         Eligibility and Participation by Independent Directors

                  Prior to the Company's initial public offering of Common Stock, the Board had authority and discretion to grant Nonqualified Stock Options ("NQSOs") to any Independent Director at such times, for such number of shares of Common Stock and subject to such terms and conditions as determined by the Board.

                  Effective with the Company's initial public offering of Common Stock, NQSOs granted to Independent Directors of the Company shall occur automatically and must satisfy certain formula terms specified in the Equity Plan. Under the formula in the Equity Plan, when an Independent Director is initially elected to the Board, he or she automatically shall be granted an NQSO to purchase 8,000 shares of Common Stock. During the term of the Plan, each then current Independent Director shall automatically be granted an NQSO to purchase 8,000 shares of Common Stock at each subsequent annual meeting at which he or she is reelected to the Board. Members of the Board who are employees who subsequently terminate employment with the Company and remain on the Board will not receive an initial NQSO grant as an Independent Director, but to the extent they are otherwise eligible, will receive NQSOs as described above upon reelection to the Board. As of April 23, 1997, NQSOs to purchase 8,000 shares of Common Stock have been granted to each of the six Independent Directors pursuant to the Equity Plan.

         Vesting and Expiration of Options Granted to Independent Directors

                  The exercise price of the options granted to Independent Directors at any time on and after the Company's initial public offering shall be the fair market value of a share of Common Stock on the date of grant. Each such option shall become exercisable in cumulative annual installments of one-third on each on the first, second and third annual meetings of stockholders that are subsequent to the date of grant, subject to the Director's continued service as a Director; provided, however, to the extent permitted by Rule 16b-3, the Board may accelerate the exercisability of options granted to Independent Directors upon the occurrence of certain specified extraordinary corporate transactions or events. Options granted to Independent Directors will expire upon the tenth anniversary of the date of grant, subject to earlier expiration in the event of the Independent Director's termination of services as a Director, as follows:

                  . options will expire one year after termination by reason of death or disability;

                  . options will expire thirty days after removal for cause (as determined by the Board); and

                  . options will expire three months after termination for any reason not specified above (unless the Independent Director dies within such period, in which case the options will remain exercisable for one year from the date of his or her death).

         Payment for Shares

                  The exercise or purchase price for all options, SARs, restricted stock and other Awards that provide a right to acquire Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee (or Board with respect to Independent Directors) be paid in whole or in part in shares of Common Stock valued at fair market value on the date of exercise (which may, except with respect to incentive stock options, include an assignment of the right to receive the cash proceeds from the sale of Common Stock subject to an option or other right pursuant to a "cashless exercise" procedure) or by delivery of other property, or by a recourse promissory note payable to the Company, or by a combination of the foregoing.

                  The Equity Plan specifies that the Company may make loans to participants to enable them to exercise options, purchase shares or realize the benefits of other Awards granted under the Equity Plan. The terms and conditions of such loans, if any are made, are to be set by the Committee (or the Board with respect to Independent Directors).

         Other Terms of Awards Under the Equity Plan to Employees and
         Consultants

                  The Equity Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award. Set forth below are general description of the Awards available under the Equity Plan.

                  Nonqualified Stock Options ("NQSOs") will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued employment with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee.

                  Incentive Stock Options ("ISOs") will be designed to comply with certain provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the participant's termination of employment, and must be exercised within the ten years after the date of grant; however, any option intended to qualify as an ISO may be modified to be treated as an NQSO. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Equity Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

                  Restricted Stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock typically may be repurchased by the Company at the original purchase price if the applicable conditions or restrictions are not met. In general, restricted stock may not be sold or otherwise transferred or hypothecated until restrictions are removed or expire. Purchasers of restricted stock, unlike optionees, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

                  Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock Award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

                  Stock Appreciation Rights may be granted in connection with stock options or other Awards, or separately. SARs granted by the Committee in connection with stock options or other Awards typically will provide for payments to the participant based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, there are no restrictions specified in the Equity Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

                  Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant.

                  Performance Awards may be granted by the Committee on an individual or group basis. Generally, these Awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance Awards may include "phantom" stock Awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance Awards may also include bonuses which may be granted by the Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of both.

                  Stock Payments may be authorized by the Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

         Compliance with Securities Laws

                  Awards under the Equity Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Equity Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any Common Stock issued under the Equity Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

         Withholding

                  As a condition to the issuance or delivery of Common Stock or payment of other compensation pursuant to the exercise or lapse of restrictions of any option or other Award granted under the Equity Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares of Common Stock held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other Awards, subject to the discretion of the Committee (or the Board with respect to Independent Director) to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to Awards.

         No Special Employment Rights

                  Nothing in the Equity Plan or in any Award granted thereunder will confer upon any participant any right to continue in the employ of the Company or as a Director or shall interfere with or restrict in any way the rights of the Company to terminate or discharge any participant at any time for any reason whatsoever, with or without cause.

         Non-Assignability

                  No option, SAR or other Award granted under the Equity Plan may be assigned or transferred by the participant, except by will or the laws of descent and distributions, although the shares underlying such Awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the participant, only he or she may exercise an option or other Award.

         Extraordinary Corporate Events

                  The Committee (the Board with respect to Independent Directors) has the discretion to make appropriate adjustments in the number and kind of securities subject to the Equity Plan and to outstanding Awards thereunder to reflect dividends or other distributions; recapitalization, reclassification, stock split, reverse stock split, or reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, liquidation or dissolution of the Company; or disposition of all or substantially all of the assets of the Company or exchange of Common Stock or other securities of the Company; or other similar corporate transaction or event (an "extraordinary corporate event").

                  The Committee (or Board with respect to Independent Directors) has discretion under the Equity Plan to provide that options and other rights to acquire Common Stock will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events; but in such event the Committee may also give participants the right to exercise their outstanding options or other Awards in full during some period prior to such event, even though the options or other Awards have not yet become fully exercisable, and the Committee may also provide that all restrictions imposed on some or all shares of restricted stock and/or deferred stock shall lapse, and some or all shares of restricted stock may cease to be subject to the Company's right to repurchase after such event.

         Certain Federal Income Tax Consequences with Respect to the Equity Plan

                  The tax consequences of the Equity Plan under current federal law are summarized in the following discussion, which deals with the general tax principles applicable to the Equity Plan and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

                  Nonqualified Stock Options. For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of an NQSO, but will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of an NQSO. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gains or losses. All of the options outstanding under the Equity Plan will be treated as "nonqualified stock options" for federal income tax purposes.

                  Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO; however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Generally, upon the sale or other taxable disposition of the shares of the Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

                  Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the participant in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the participant recognizes as ordinary income.

                  Restricted Stock and Deferred Stock. An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to qualifying restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

                  Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

                  Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a performance award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

                  Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

                  Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

         Benefits Table

                  The following table shows all options that have been issued under the Equity Plan as of April 23, 1997. No other Awards have been issued under the Equity Plan as of such date. The value of future Awards depends on the future value of Common Stock and is not determinable at this time.

                   Name and Position          Number of Units  Dollar Value(1)
         ---------------------------------------------------------------------
         Christopher R. McCleary                   238,126       $   733,428
            Chairman of the Board, President
            and Chief Executive Officer

         Clyde A. Heintzelman                      149,200           459,536
            Senior Vice President

         William A. Pendley(2)                           0                --

         Douglas E. Humphrey                             0                --
            Senior Vice President

         Earl P. Galleher                           80,000            49,280
            Vice President

         Nicholas J. Magliato                       80,000            49,280
            Vice President

         Current executive officers as a group     641,326         1,340,804
            (including those named above)

         Non-employee directors as a group          48,000           123,200

         All other employees as a group            512,474           190,344

         (1) Based on the excess of the deemed fair market value of Common Stock on April 22, 1997 ($6.81 per share) over the exercise price (which ranges from $3.73 to $10.00 depending on the date of grant). The value of options that have an exercise price in excess of $6.81 is deemed to be zero.

         (2) Mr. Pendley joined the Company in December 1994 as Chief Financial Officer. In June 1996, he became Vice President and Assistant General Manager -- Business Internet Connectivity Group of the Company and served in these positions until his resignation on March 31, 1997.

         Board Recommendation

                  For the reasons set forth above, the Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the Equity Plan, as amended, in order to help attract, retain and motivate qualified employees and non-employee directors. A majority of the votes cast at the Annual Meeting are necessary for the approval of this proposal.

                  The Board of Directors recommends a vote "FOR" this proposal.

                                            PROPOSAL 4

              APPROVAL OF THE AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

                  The Board of Directors approved the DIGEX, Incorporated 1997 Employee Stock Purchase Plan effective November 12, 1996 to allow eligible employees to purchase Common Stock pursuant to payroll deductions and to provide an incentive for them to promote the continued success of the Company. The 1997 Purchase Plan was amended and restated effective January 7, 1997 (the "1997 Purchase Plan"). The 1997 Purchase Plan authorizes the issuance of a maximum of 350,000 shares of Common Stock for purchase by employees. The Board is submitting the 1997 Purchase Plan to the stockholders for their adoption at the Annual Meeting. The following description of the 1997 Purchase Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Appendix II to this Proxy Statement.

         Description of the 1997 Purchase Plan

                  The following information includes summaries of certain provisions of the 1997 Purchase Plan. This information does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1997 Purchase Plan. Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the 1997 Purchase Plan.

         General Nature and Purpose

                  The 1997 Purchase Plan is designed to allow eligible employees to purchase Common Stock pursuant to payroll deductions as described below and to provide an incentive for them to promote the continued success of the Company. The 1997 Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

                  The 1997 Purchase Plan will permit the purchase of up to 350,000 authorized but unissued or reacquired shares of Common Stock, subject to adjustment to reflect events such as stock dividends, stock splits, recapitalizations, mergers or reorganizations of or by the Company.

         Administration of the 1997 Purchase Plan

                  The 1997 Purchase Plan provides for administration by a committee (the "Committee") of three officers of the Company appointed by the Board. In addition to administering the 1997 Purchase Plan, the Committee also is authorized to interpret the 1997 Purchase Plan and to make and adopt rules and regulations not inconsistent with the provisions of the 1997 Purchase Plan. Committee members may participate in the 1997 Purchase Plan.

         Amendment or Termination of the 1997 Purchase Plan

                  The Board of Directors, without stockholder approval, may amend the 1997 Purchase Plan at any time, except that stockholder approval is required to increase the number of shares issuable under the 1997 Purchase Plan, increase materially the benefits accruing to participants, or modify the requirements as to eligibility for participation in the 1997 Purchase Plan. Unless sooner terminated by the Board of Directors, the 1997 Purchase Plan will terminate on November 30, 1997 or when all Common Stock subject to the 1997 Purchase Plan has been purchased by participants, whichever shall occur first.

         Eligibility and Participation

                  Participation in the 1997 Purchase Plan is voluntary. Subject to a requirement that no employee who owns (with application of attribution rules) 5 percent of the voting power or value of all classes of Company stock may participate, all employees of the Company and its subsidiaries, other than those who are scheduled to work less than 20 hours per week and those whose customary employment is for not more than 5 months in a calendar year, are eligible to participate in an offering under the 1997 Purchase Plan. The number of shares that a participant may purchase in any calendar year under the 1997 Purchase Plan is limited to that number of shares having a fair market value (determined at the commencement of an offering period) of $25,000. Rights under the 1997 Purchase Plan are nontransferable otherwise than by will or the laws of descent and distribution.

         Grant and Exercise of Purchase Rights

                  The first offering under the 1997 Purchase Plan commenced on December 9, 1996 and will end on May 31, 1997, the second offering commenced on January 31, 1997 and will also end on May 31, 1997, the third offering will commence on June 1, 1997 and end on August 31, 1997 and the fourth offering will commence on September 1, 1997 and end on November 30, 1997.

                  If an offering under the 1997 Purchase Plan is oversubscribed, any balance in a participant's account not applied to the purchase of Common Stock will be carried over to the next offering period. Any balance remaining in a participant's account after the close of the last offering period shall be refunded to such participant. A participant may cease contributions to the 1997 Purchase Plan at any time prior to the last day of the current offering period and may elect to withdraw from the 1997 Purchase Plan or may elect to leave such amounts in the 1997 Purchase Plan for the purchase of Common Stock at the end of the current offering period. If a participant withdraws from the 1997 Purchase Plan all accumulated payroll deductions will be refunded. No interest will be paid on amounts withdrawn from the 1997 Purchase Plan. A participant cannot withdraw his or her payroll deductions without the withdrawal of all payroll deductions previously made during that particular offering period and the termination of his or her participation in that offering.

         Expiration of Purchase Right

                  A participant whose employment terminates due to disability or retirement during an offering period may elect to withdraw the entire amount in his or her Plan Account or leave such funds in the 1997 Purchase plan for the purchase of Common Stock on the last day of such offering period.

                  A participant whose employment terminates for any other reason or who otherwise ceases to be eligible to participate in the 1997 Purchase Plan will receive a refund of the amount in his or her Plan Account within 21 days of his or her termination of employment or other cessation of eligibility.

         No Special Employment Rights

                  Nothing in the 1997 Purchase Plan will confer upon any participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to terminate or discharge any participant at any time for any reason whatsoever, with or without cause.

         Purchase Price of Shares Subject to the 1997 Purchase Plan

                  An offering affords each eligible employee an opportunity to purchase shares of Common Stock at a 15% discount from fair market value as determined in accordance with the terms of the 1997 Purchase Plan. Under the Delaware General Corporation Law, the Company may not issue shares at a price less than the par value of a share of Common Stock. Purchases under the 1997 Purchase Plan are made by means of payroll deductions during an offering period. The amount deducted each payroll period must be at least five dollars ($5.00), must be equal to at least 1% and not more than 10% of the participant's compensation as defined under the 1997 Purchase Plan, and is credited to a Plan Account established in such participant's name. Except as described below, the amount in the participant's Plan Account on the last day of an offering period will be applied, without interest, to the purchase of that number of whole shares of Common Stock that such amount will purchase at the lower price of

                  (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period (i.e., December 9, 1996, June 1, 1997, January 31, 1997, or September 1, 1997), or

                  (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering period (i.e., May 31, 1996, August 31, 1997 or November 30, 1997).

                  In addition to the limitations set forth above, no participant may purchase more than 1,000 shares of Common Stock pursuant to the 1997 Purchase Plan. If the amount in any participant's account would otherwise result in the purchase of more than 1,000 shares of Common Stock (taking into account prior purchases under the 1997 Purchase
         Plan), the excess will be returned to such participant (without interest).

         Non-Assignability

                  The right to purchase shares pursuant to the 1997 Purchase Plan shall not be assignable or transferable by participants, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant.

         Certain Federal Income Tax Consequences with Respect to the 1997 Purchase Plan

                  The tax consequences of the 1997 Purchase Plan under current federal law are summarized in the following discussion, which deals with the general tax principles applicable to the 1997 Purchase Plan and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

                  Generally, a participant will not recognize income at the time of the grant of a purchase right under the 1997 Purchase Plan (that is, on the first day of the offering period), nor will a participant recognize income on the exercise of such a purchase right (that is, on the date of purchase), provided that during the period beginning with the first day of the offering period and ending on the date three months before the exercise date, the participant has continuously been employed by the Company (except that this employment requirement shall be considered satisfied if the participant terminated employment during such period by reason of his or her death) (the "employment requirement"). If the employment requirement is satisfied, the Company generally will not be entitled to a deduction in connection with either the grant of a purchase right or the issuance of shares upon exercise thereof.

                  If a participant who satisfies the employment requirement holds shares acquired under the 1997 Purchase Plan for at least two years following the time of the grant of the purchase right (including a disposition at death), the participant generally will recognize ordinary income at that time equal to the lesser of (i) the fair market value of the shares at the time of the disposition over the amount paid for the shares, or (ii) 15% of the fair market value of the shares at the time the purchase right was granted. If a participant who satisfies the employment requirement disposes of shares acquired upon exercise of a purchase right within two years after the time of the grant of the purchase right, the participant generally will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the purchase price. Any such ordinary income recognized by a participant will be added to the participant's basis in the shares. If a disposition described in this paragraph occurs in a taxable transaction, any gain in excess of ordinary income recognized on the disposition will be capital gain, and any loss will be capital loss.

                  If a participant fails for any reason other than the participant's death or certain temporary leaves of absence to meet the employment requirements, then, upon the receipt of shares upon such exercise, the participant generally will recognize ordinary income.

                  If a participant recognizes ordinary income as a result of either an exercise of a purchase right or a disposition of shares, then the Company generally will be entitled to a deduction for the same amount, provided the Company satisfies any applicable federal income tax withholding requirements.

                  The rules governing employee stock purchase plans are quite technical, so that the above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

                  The number of shares of Common Stock to be issued under the 1997 Purchase Plan to any participant and the value thereof will depend on the purchase price(s) applicable under the 1997 Purchase Plan and are not determinable at this time.

         Board Recommendation

                  For the reasons set forth above, the Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the 1997 Purchase Plan in order to help attract, retain and motivate qualified employees. A majority of the votes cast at the Annual Meeting are necessary for the approval of this proposal.

                  The Board of Directors recommends a vote "FOR" this proposal.

                                  STOCKHOLDER PROPOSALS FOR 1998

                  Under the rules of the S.E.C., any stockholder proposal intended for inclusion in the proxy material for the annual meeting of stockholders to be held in 1998 must be received by the Company by December 15, 1997 to be eligible for inclusion in such proxy material. Proposals should be addressed to John C. Welling, Secretary, DIGEX, Incorporated, One DIGEX Plaza, Beltsville, Maryland 20705. Proposals must comply with the proxy rules of the S.E.C. relating to stockholder proposals in order to be included in the proxy materials.

                  Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934 may nominate a candidate for director of the Company. Any such nomination should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to John C. Welling, Secretary, DIGEX, Incorporated, One DIGEX Plaza, Beltsville, Maryland 20705, and must be received by December 15, 1997. Any such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of Company Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
         (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the S.E.C., had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                             GENERAL

                  The Company's Annual Report for 1996, including consolidated financial statements and other information (the "1996 Annual Report"), accompanies this Proxy Statement but does not form a part of the proxy soliciting material. A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the Annual Meeting at the Company's offices at One DIGEX Plaza, Beltsville, Maryland 20705, from May 12, 1997 through May 20, 1997, between 9:00 a.m. and 5:00 p.m. (e.d.t), and on May 21, 1997, from 9:00 a.m.
         through the adjournment of the Annual Meeting.

                  The Company will provide each of its stockholders, without charge, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "1996 Form 10-KSB"), including the financial statements required to be filed with the S.E.C. pursuant to the rules promulgated under the Securities Exchange Act of 1934. Exhibits to the 1996 Form 10-KSB will not be supplied unless specifically requested, for which there may be a reasonable charge. Those stockholders wishing to obtain a copy of the 1996 Form 10-KSB should submit a written request to John C. Welling, Secretary, DIGEX, Incorporated, One DIGEX Plaza, Beltsville, Maryland 20705.

                  In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by directors and by officers and other regular employees of the Company. The Company has also retained American Stock Transfer & Trust to act as solicitation agent on behalf of the Company. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Company.

                     By the Order of the Board of Directors

                                                   /s/ John C. Welling

                                                  John C. Welling
                                                  Secretary

         Beltsville, Maryland
         April 25, 1997

         APPENDIX I

                      THE DIGEX, INCORPORATED 1996 EQUITY PARTICIPATION PLAN

                  DIGEX, Incorporated, a Maryland corporation, has adopted the DIGEX, Incorporated 1996 Equity Participation Plan (the "Plan"), effective May 31, 1996, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below).

                  The purposes of this Plan are as follows:

                  (1) To provide an additional incentive for directors, Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

                  (2) To enable the Company to obtain and retain the services of directors, Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                             ARTICLE I

                                            DEFINITIONS

                  1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

                  1.2 Award Limit. "Award Limit" shall mean 60,000 shares of Common Stock.

                  1.3 Board. "Board" shall mean the Board of Directors of the Company.

                  1.4 Change in Control. "Change in Control" shall mean any of the following stockholder-approved transactions to which the Company is a party:

                           (a) the sale, transfer, exchange or other disposition
                  of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company; or

                           (b) any merger or consolidation immediately after
                  which securities possessing more than fifty percent (50%) of the total voting power of the outstanding voting securities of the entity that survives the merger or consolidation are owned by persons different from those who held more than fifty percent (50%) of the total outstanding voting securities of the Company immediately prior to such merger or consolidation.

                  1.5 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.6 Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee, or a subcommittee of the Board, appointed as provided in Section 9.1.

                  1.7 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

                  1.8 Company. "Company" shall mean DIGEX, Incorporated, a Maryland corporation.

                  1.9 Deferred Stock. "Deferred Stock" shall mean Common Stock awarded under Article VII of this Plan.

                  1.10 Director. "Director" shall mean a member of the Board.

                  1.11 Dividend Equivalent. "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

                  1.12 DRO. "DRO" shall mean a "domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  1.13 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

                  1.14 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.15 Fair Market Value. "Fair Market Value" of any Plan Share shall mean, as of any date of determination, the fair market value as determined in good faith by the Committee; provided, however, that as of any date of determination from and after an underwritten initial public offering of Common Stock pursuant to a registration statement under the Securities Act, Fair Market Value shall mean the average of the closing prices of the sales of such Common Stock as of such date on all national securities exchanges on which such securities may at the time be listed, or, if there have been no sales on any such exchange on such date, the average of the highest bid and lowest asked prices on all such exchanges at the close of business of such date, or, if on any date no such shares of Common Stock are so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any date such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over the period of the 20 consecutive business days prior to the date of determination.

                  1.16 Grantee. "Grantee" shall mean an Employee or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under this Plan.

                  1.17 Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

                  1.18 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

                  1.19 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the

         Committee.

                  1.20 Option. "Option" shall mean a stock option granted under
         Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

                  1.21 Optionee. "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

                  1.22 Performance Award. "Performance Award" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

                  1.23 Plan. "Plan" shall mean this DIGEX, Incorporated 1996 Equity Participation Plan.

                  1.24 Restricted Stock. "Restricted Stock" shall mean Common Stock awarded under Article VI of this Plan.

                  1.25 Restricted Stockholder. "Restricted Stockholder" shall mean an Employee or consultant granted an award of Restricted Stock under Article VI of this Plan.

                  1.26 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

                  1.27 Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VIII of this Plan.

                  1.28 Stock Payment. "Stock Payment" shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee or consultant in cash, awarded under Article VII of this Plan.

                  1.29 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  1.30 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee, Grantee or Restricted Stockholder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                  1.31 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, removal, death or retirement. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

                  1.32 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (ii) at the sole discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the sole discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee- employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                            ARTICLE II

                                      SHARES SUBJECT TO PLAN

                  2.1 Shares Subject to Plan.

                  (a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed two million five hundred thousand four hundred eighty (2,500,480); provided however, that shares in excess of one million four hundred one thousand four hundred twenty-six (1,401,426) may only be issued to the extent of the number of shares for which options granted under the Company's Incentive Stock Option Plan and outstanding as of May 31, 1996 expire unexercised or are otherwise cancelled during the term of this Plan. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

                  (b) The maximum number of shares which may be subject to Options or Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company's Common Stock, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

                  2.2 Add-back of Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or Grantee or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the Grantee or repurchased by the Company pursuant to Section 6.6 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of
         Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                            ARTICLE III

                                        GRANTING OF OPTIONS

                  3.1 Eligibility. Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in
         Section 3.4(d).

                  3.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

                  3.3 Granting of Options

                  (a) The Committee shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

                           (i) Select from among the Employees or consultants
                  (including Employees or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

                           (ii) Subject to the Award Limit, determine the number
                  of shares to be subject to such Options granted to the selected Employees or consultants;

                           (iii) Determine whether such Options are to be
                  Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

                           (iv) Determine the terms and conditions of such
                  Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

                  (b) Upon the selection of an Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its sole discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him or her under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                  (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                  (d) (i) During the term of the Plan following the Company's initial registration of Common Stock under Section 12 of the Exchange Act, each person who is then an Independent Director automatically shall be granted (A) an Option to purchase eight thousand (8,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of his or her initial election to the Board and (B) an Option to purchase eight thousand (8,000) shares of Common
         Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial election at which the Independent Director is reelected to the Board (such Options collectively, the "Formula Options").

                           (ii) During the term of the Plan prior to the
                  Company's initial registration of Common Stock under Section 12 of the Exchange Act, the Board shall from time to time, in its discretion and subject to the applicable limitations of this Plan,

                                    (A) Select from among the Independent
                           Directors (including Independent Directors who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

                                    (B) Determine the number of shares to be
                           subject to such Options; and

                                    (C) Determine the terms and conditions of
                           such Options, consistent with this Plan.

                                            ARTICLE IV

                                         TERMS OF OPTIONS

                  4.1 Option Agreement. Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of
         Section 422 of the Code.

                  4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair

         Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of Formula Options granted to Independent Directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Formula Option is granted.

                  4.3 Option Term. The term of an Option shall be set by the Committee in its sole discretion; provided, however, that, (i) in the case of Formula Options granted to Independent Directors, the term shall be ten (10) years from the date the Formula Option is granted, subject to Section 5.7 and subject to variation or acceleration only as determined by the Board, and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

                  4.4 Option Vesting

                  (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that Formula Options granted to Independent Directors shall become exercisable in cumulative annual installments of one third each on each of the first, second and third annual meetings of the Company's stockholders following the date of grant, without variation or acceleration hereunder except as provided in Section 10.3(b). At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option (except a Formula Option granted to an Independent Director) vests.

                  (b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee in the case of Options granted to Employees or consultants either in the Option Agreement or by action of the Committee following the grant of the Option.

                  (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

                  4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Option Agreement, to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company or the Subsidiary shall from time to time prescribe. Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

                                             ARTICLE V

                                        EXERCISE OF OPTIONS

                  5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

                  5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

                  (a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                  (b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                  (c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                  (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its sole discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board, (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

                  5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                  (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its sole discretion, deem necessary or advisable;

                  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its sole discretion, determine to be necessary or advisable;

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

                  (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

                  5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                  5.5 Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Independent Directors), in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                  5.6 Limitations on Exercise of Formula Options Granted to Independent Directors. No Formula Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

                  (a) the expiration of twelve (12) months from the date of the Optionee's death;

                  (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

                  (c) the expiration of thirty (30) days from the date of the Optionee's Termination of Directorship by reason of removal for cause, as determined by the Board;

                  (d) the expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than removal for cause or the Optionee's death or his or her permanent and total disability, unless the Optionee dies within said three-month period; or

                  (e) The expiration of ten years from the date the Option was granted.

                                            ARTICLE VI

                                     AWARD OF RESTRICTED STOCK

                  6.1 Award of Restricted Stock

                  (a) The Committee may from time to time, in its sole discretion:

                           (i) Select from among the Employees or consultants
                  (including Employees or consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

                           (ii) Determine the purchase price, if any, and other
                  terms and conditions applicable to such Restricted Stock, consistent with this Plan.

                  (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

                  (c) Upon the selection of an Employee or consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

                  6.2 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

                  6.3 Consideration. As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company or the Subsidiary shall from time to time prescribe. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

                  6.4 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.7, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the sole discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.5.

                  6.5 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless provided otherwise by the Committee, if no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company.

                  6.6 Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company or because of the Restricted Stockholder's retirement, death or disability, or otherwise.

                  6.7 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

                  6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                            ARTICLE VII

                             PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
                                  DEFERRED STOCK, STOCK PAYMENTS

                  7.1 Performance Awards. Any Employee or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or consultant.

                  7.2 Dividend Equivalents. Any Employee or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. With respect to Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of
         Section 162(m), such Dividend Equivalents shall be payable regardless of whether such Option is exercised.

                  7.3 Stock Payments. Any Employee or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

                  7.4 Deferred Stock. Any Employee or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

                  7.5 Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement. Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

                  7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its sole discretion.

                  7.7 Exercise Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

                  7.8 Payment on Exercise. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

                  7.9 Consideration. In consideration of the granting of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment, the Grantee shall agree, in a written agreement, to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company or the Subsidiary shall from time to time prescribe. Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                           ARTICLE VIII

                                     STOCK APPRECIATION RIGHTS

                  8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee or consultant selected by the Committee. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. The Committee, in its sole discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Appreciation Right Agreements evidencing Stock Appreciation Rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code. Without limiting the generality of the foregoing, the Committee may, in its sole discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him or her under this Plan or otherwise. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                  8.2 Coupled Stock Appreciation Rights

                  (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

                  (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

                  (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

                  8.3 Independent Stock Appreciation Rights

                  (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

                  (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

                  8.4 Payment and Limitations on Exercise

                  (a) Payment of the amount determined under Section 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.3 above pertaining to Options.

                  (b) Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Board or Committee.

                  8.5 Consideration. In consideration of the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company or the Subsidiary shall from time to time prescribe. Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                            ARTICLE IX

                                          ADMINISTRATION

                  9.1 Compensation Committee. Prior to the Company's initial registration of Common Stock under Section 12 of the Exchange Act, the Compensation Committee shall consist of the Board (or any committee or subcommittee thereof). Following such registration, the Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom, if the Board in its sole discretion so provides, is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

                  9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend

         Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of
         Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

                  9.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

                  9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                             ARTICLE X

                                     MISCELLANEOUS PROVISIONS

                  10.1 Not Transferable.

                  (a) Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than (i) a transfer made in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which, a partnership (general or limited) the partners of which, or a limited liability company the members of which, may include only the Grantee, Optionee or Restricted Stockholder his or her spouse or his or her lineal descendants by blood or adoption; provided that such transfer is made expressly subject to this Plan and that the transferee agrees in writing to be bound by the terms and conditions of this Plan as if such transferee were the Optionee, Restricted Stockholder or Grantee; (ii) by will or the laws of descent and distribution; or (iii) pursuant to a DRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award,

         Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

                  (b) During the lifetime of the Optionee or Grantee, only he or she may exercise an Option or other right or award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to the provisions of this Section 10.1. After the death of the Optionee or Grantee or permitted transferee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement or other agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased's will or under the then applicable laws of descent and distribution.

                  10.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 10.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

                  (a) The expiration of ten years from the date the Plan is adopted by the Board; or

                  (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.4.

                  10.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

                  (a) Subject to Section 10.3(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Change in Control), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or in the case of Options granted to Independent Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent, Deferred Stock award or Stock Payment, then the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of

                           (i) the number and kind of shares of Common Stock (or
                  other securities or property) with respect to which Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock or Deferred Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

                           (ii) the number and kind of shares of Common Stock
                  (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

                           (iii) the grant or exercise price with respect to any
                  Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment.

                  (b) Subject to Section 10.3(d), in the event of any Change in Control or other transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of Options granted to Independent Directors) in its sole discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                           (i) In its sole discretion, and on such terms and
                  conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the optionee's request, for either the purchase of any such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Deferred Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the optionee's rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee (or the Board, in the case of Options granted to Independent Directors) in its sole discretion;

                           (ii) In its sole discretion, the Committee (or the
                  Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

                           (iii) In its sole discretion, and on such terms and
                  conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option or right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or
                  (ii) the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment,

                  Restricted Stock or Deferred Stock;

                           (iv) In its sole discretion, and on such terms and
                  conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                           (v) In its sole discretion, and on such terms and
                  conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Award, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, rights and awards, and Options, rights and awards which may be granted in the future.

                  (c) Subject to Section 10.3(d) and 10.8, the Committee (or the Board, in the case of Options granted to Independent Directors) may, in its sole discretion, include such further provisions and limitations in any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

                  (d) With respect to Incentive Stock Options and Options and Stock Appreciation Rights intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of Options granted to Independent Directors) determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

                  10.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan shall thereupon be canceled and become null and void.

                  10.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. The Committee (or the Board, in the case of Options granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

                  10.6 Loans. The Committee may, in its sole discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted under this Plan, or the issuance of Restricted Stock or Deferred Stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

                  10.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of Options granted to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

                  10.8 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under
         Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Stock Payments, Restricted Stock and Deferred Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option or Stock Appreciation Right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

                  10.9 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

                  10.10 Compliance with Laws. This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                  10.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

                  10.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

             First Amendment to the DIGEX, Incorporated 1996 Equity Participation Plan

                  Effective ______________________________, 1997, the DIGEX,
         Incorporated 1996 Equity Participation Plan (the "Plan") is hereby amended as follows:

                  The second sentence of Section 2.1(a) of the Plan is amended in its entirety to read as follows:

                           The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed two million nine hundred thousand four hundred and eighty (2,900,480); provided, however, that shares in excess of one million nine hundred one thousand four hundred and twenty-six (1,901,426) may only be issued to the extent of the number of shares for which options granted under the Company's Incentive Stock Option Plan as of May 31, 1996 expire unexercised or are otherwise cancelled during the term of this Plan.

         APPENDIX II

                                       AMENDED AND RESTATED
                                        DIGEX, INCORPORATED

                                 1997 EMPLOYEE STOCK PURCHASE PLAN

                                             ARTICLE I
                                   PURPOSE AND SCOPE OF THE PLAN

         1.1      Purpose

                  The purpose of the DIGEX, Incorporated 1997 Employee Stock Purchase Plan is to assist employees of DIGEX, Incorporated and its subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

         1.2      Definitions

                  Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Stock Purchase Plan Committee of the Company, which Committee shall administer the Plan as provided in
         Section 1.3 hereof.

                  "Common Stock" shall mean shares of common stock of the Company.

                  "Company" shall mean DIGEX, Incorporated.

                  "Compensation" shall mean the base salary, bonuses, overtime, and commissions paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.

                  "Eligible Employee" shall mean an Employee who (a) is scheduled to work at least 20 hours per week and (b) whose customary employment is more than five (5) months in a calendar year.

                  "Employee" shall mean any employee of the Company or a Subsidiary.

                  "Exercise Date" shall mean May 31, 1997 (for each of the first two Option Periods), August 31, 1997 and November 30, 1997.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" of a share of Common Stock as of a given date shall mean (i) the average of the closing prices of the sales of Common Stock on the trading date previous to such date on all national securities exchanges on which such securities may at the time be listed, or, if there have been no sales on any such exchange on the trading date previous to such date, the average of the highest bid and lowest asked prices on all such exchanges at the close of business on the trading day previous to such date, or (ii) if on any date no such shares of Common Stock are so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time on the trading date previous to such date, or (iii) if on any date such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on the trading date previous to such date in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, or (iv) if Common Stock is not publicly traded or quoted or sold in the over-the-counter market, the fair market value of a share of Common Stock as established by the Committee acting in good faith.

                  "Offering Date" shall mean December 9, 1996, January 31, 1997, June 1, 1997 and September 1, 1997.

                  "Option Period" shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

                  "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

                  "Participant" shall mean any Eligible Employee who elects to participate.

                  "Plan" shall mean this Amended and Restated DIGEX, Incorporated 1997 Employee Stock Purchase Plan, as the same may be amended from time to time.

                  "Plan Account" shall mean an account established and maintained by the Company in the name of each Participant.

                  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.3      Administration of Plan

                  The Plan shall be administered by the Committee which shall be composed of not less than three officers of the Company. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until he or she dies or resigns or is removed from office by the Board. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the plan under Section 423 of the Code, and the Committee also is authorized to change the Option Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more agents. The Committee's interpretation and decisions in respect to the Plan shall be final and conclusive.

                                            ARTICLE II

                                           PARTICIPATION

         2.1      Eligibility

                  An Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, such Employee would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

         2.2      Election to Participate; Payroll Deductions

                  An Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company in the calendar month preceding the Offering Date on which such Option Period commences a written payroll deduction authorization on a form prescribed by the Company; provided, however that for the Option Period commencing December 9, an Eligible Employee may elect to participate in the Plan at any time on or prior to December 9, 1996. Payroll deductions (a) shall be equal to at least 1%, but not more than 10%, of the Participant's Compensation as of the Offering Date; (b) must equal at least five dollars ($5.00) per pay period; and (c) may be expressed either as (i) a whole number percentage or (ii) a fixed dollar amount, subject to the provisions of Sections 3.2 and 3.3 hereof. Amounts deducted from a Participant's Compensation pursuant to this Section 2.2 shall be credited to the Participant's Plan Account.

         2.3      Leave of Absence

                  During leaves of absence approved by the Company and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

                                            ARTICLE III
                                        PURCHASE OF SHARES

         3.1      Option Price

                  The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share of the Common Stock.

         3.2      Purchase of Shares

                  (a) On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant's Plan Account; provided, however, that no Participant shall be permitted to purchase more than 1,000 shares of Common Stock (as adjusted pursuant to Section
         4.2 hereof) pursuant to this Plan. Except as provided in subsection
         (c), the balance, if any, remaining in the Participant's Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Option Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 5.1 hereof.

                  (b) As soon as practicable following each Exercise Date, the Company will deliver to the Participant a certificate issued in his or her name for such number of shares. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

                  (c) If, at any Exercise Date, the sum of

                           (i) the aggregate number of shares of Common Stock,
                  if any, previously purchased by the Participant pursuant to this Plan, and

                           (ii) the number of shares that may otherwise be
                  purchased by such Participant on such Exercise Date

         exceeds 1,000, the Company shall refund to such Participant within 21 days of such Exercise Date, the excess of

                           (x) the amount in such Participant's Plan Account as
                  of such Exercise Date, over

                           (y) the amount necessary to purchase the largest
                  number of whole shares that when aggregated with the number of shares, if any, previously purchased by the Participant pursuant to the Plan shall not exceed 1,000.

                  (d) The balance, if any, remaining in the Participant's Plan Account after exercise of his or her option on November 30, 1997 shall be refunded to him or her within 21 days after such Exercise Date.

         3.3      Limitations on Purchase

                  No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted) for each calendar year such option is outstanding. For purposes of this Section 3.3, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option.

         3.4      Transferability of Rights

                  An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition thereof shall be null and void and of no effect.

                                            ARTICLE IV
                                PROVISIONS RELATING TO COMMON STOCK

         4.1      Common Stock Reserved

                  There shall be 350,000 authorized but unissued or reacquired shares of Common Stock reserved for issuance pursuant to this Plan, subject to adjustment in accordance with Section 4.2 hereof.

         4.2      Adjustment for Changes in Common Stock

                  In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder and (b) the Option Price.

         4.3      Merger, Acquisition or Liquidation

                  In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee administering the Plan shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 425(a) of the Code.

         4.4      Insufficient Shares

                  If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and
         (b) the Plan shall automatically terminate immediately after such Exercise Date.

         4.5      Rights as Stockholders

                  With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate for shares has been issued to him or her following exercise of his or her option.

                                             ARTICLE V
                                   TERMINATION OF PARTICIPATION

         5.1      Cessation of Contributions; Voluntary Withdrawal

                  (a) A Participant may cease payroll deductions during an Option Period by delivering written notice of such cessation to the Company. Upon any such cessation, such Participant may elect either to withdraw from the Plan pursuant to subsection (b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 3.2. A Participant who ceases contributions to the Plan during any Option Period shall not be permitted to resume contributions to the Plan during such Option Period.

                  (b) A Participant may withdraw from the Plan at any time by written notice to the Company prior to the close of business on an Exercise Date. Within 21 days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant's Plan Account to him or her, and thereupon, the Participant's payroll deduction authorization, his or her interest in the Plan and his or her option under the Plan shall terminate. Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 2.2 hereof.

         5.2      Termination of Eligibility

                  (a) A Participant whose employment terminates due to disability or retirement may elect by written notice to the Company either to

                           (i) withdraw the entire amount, if any, in his or her
                  Plan Account, in which event such amount shall be refunded to the Participant by the Company within 21 days of the notice, or

                           (ii) have the amount used to purchase whole shares of
                  Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date and have any remaining balance refunded.

                  (b) If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than retirement or disability, the amount in such Participant's Plan Account will be refunded to the Participant or his or her designated beneficiary or estate within 21 days of his or her termination of employment or other cessation of eligibility.

                  Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant's Plan Account, the Participant's interest in the Plan and the Participant's option under the Plan shall terminate.

                                            ARTICLE VI
                                        GENERAL PROVISIONS

         6.1      Condition of Employment

                  Neither the creation of the Plan nor an Employee's participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

         6.2      Amendment of the Plan

                  The Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company's stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

                  Upon termination of the Plan, the balance in each Participant's Plan Account shall be refunded within 21 days of such termination.

         6.3      Use of Funds; No Interest Paid

                  All funds received by the Company by reason of purchase of Common Stock hereunder will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

         6.4      Term; Approval by Stockholders

                  The Plan shall terminate on November 30, 1997. No option may be granted during any period of suspension of the Plan nor after termination of the Plan. The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all options previously granted under the Plan shall thereupon be cancelled and become null and void.

         6.5      Effect Upon Other Plans

                  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

         6.6      Conformity to Securities Laws

                  Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under
         Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

         6.8      Governing Law

                  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

                                       DIGEX, Incorporated
                                              PROXY

                  The undersigned hereby appoints Christopher R. McCleary and John C. Welling, proxies with full power of substitution and revocation, to vote the shares of stock of DIGEX, Incorporated which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at DIGEX, Incorporated's headquarters, One DIGEX Plaza, Beltsville, Maryland 20705, on Wednesday May 21, 1997 at 10:00 a.m., and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present:

                               (continued and to be signed on the other side)

[See Reverse Side]

                                  Please date, sign and mail your proxy card
                               back as soon as possible!

                                  Annual Meeting of Shareholders
                                        DIGEX, Incorporated



                                           May 21, 1997

                          Please Detach and Mail in the Envelope Provided

               Please mark your
         A /X/ votes as in this
               example.

                         The Board of Directors recommends a vote FOR the Nominees and FOR Proposals 2, 3 and 4.

         1. Election of     FOR     WITHHOLD
            Directors       / /       / /      Nominee: Frank A. Adams
                                                        Douglas E. Humphrey
                                                        Christopher R. McCleary

         FOR, except vote withheld from the following Nominee(s):

         --------------------------------------------------------

         2. Approval of Ernst & Young LLP as auditors
            of the Company.                           /  /        /  /      /  /

         3. Approval of the Company's 1996 Equity
            Participation Plan, as amended to
            increase the number of shares available.  /  /        /  /      /  /

         4. Approval of the Company's 1997
            Employee Stock Purchase Plan.             /  /        /  /      /  /

                                                            Change of
                                                    Address/comments
                                                     on reverse side        /  /


                                         I Plan to             I do not
                                        attend the              plan to
                                          meeting   /  /     attend the
                                                                meeting    /  /


                  SIGNATURE(S)_________________________________

         DATE________________________ Note: Please sign exactly as name appears hereon Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.